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                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported) March 19, 2001
        ---------------------------------------------------------------

                          FIBERNET TELECOM GROUP, INC.
             (Exact name of registrant as specified in its charter)

       Delaware                      333-7841                 13-3859938
(State or Other Jurisdiction  (Commission File Number)      (I.R.S. Employer
   of Incorporation)                                       Identification No.)

                              570 Lexington Avenue
                            New York, New York 10022

                        (Address of principal executive
                          offices including zip code)

                                 (212) 405-6200

                        (Registrant's telephone number,
                              including area code)


                                      N.A.
                                      ----
         (Former name or former address, if changed since last report)
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Item 5. Other Events.

     The Registrant's annual meeting of stockholders is scheduled to be held on June 5, 2001 at 10:00 a.m., local time, at the office of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., The Chrysler Center, 666 Third Avenue, New York, New York 10017. As disclosed in the Registrant's Schedule 14A filed on June 23, 2000, the Registrant will consider stockholder proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), in connection with the Registrant's annual meeting of stockholders to have been filed timely, if they were received by the Registrant at its principal executive offices by February 27, 2001.

     In 2000, the Registrant's annual meeting of stockholders was held on July 27, 2000. In light of the fact that the annual meeting has been advanced by more than 30 days and in accordance with Rules 14a-5(e)(2) and 14a-5(f) under the Exchange Act, in order for stockholder proposals submitted outside of Rule 14a-8 in connection with the Registrant's 2001 annual meeting of stockholders to be considered "timely" for purposes of Rule 14a-4(c) under the Exchange Act, such proposals must be received by the Registrant at its principal executive offices not later than April 18, 2001. If a proposal is received after April 18, 2001, the proxies that management solicits for the meeting may exercise discretionary voting authority on the proposal under circumstances consistent with the proxy rules of the Securities and Exchange Commission.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       FIBERNET TELECOM GROUP, INC.
                                       (Registrant)

Dated  March  19, 2001                 By:  /s/ Michael S. Liss
       ---------------                     -----------------------------------
                                           Michael S. Liss
                                           President and Chief Executive Officer